Exhibit 10.8

Executive Employment Agreement

This EXECUTIVE EMPLOYMENT AGREEMENT (“Agreement”) is made as of [_________] (the “Effective Date”), by and between Firstborn Top Capital Sdn Bhd. (together with its successors and assigns, the “Company”), and [____________] (“Executive”). As the context of this Agreement so requires, Executive and the Company are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company desires to employ Executive, and Executive desires to be employed by the Company, as the Company’s [●].

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and conditions herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	Employment and Term. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company, on the terms and conditions hereinafter set forth. Executive’s term of employment by the Company under this Agreement (the “Term”) shall commence on the Effective Date and end on the date on which the term of employment is terminated in accordance with Section 5. Executive shall be employed under a contract of service for purposes of Malaysian law, and this Agreement shall be read subject to the Employment Act 1955, the Industrial Relations Act 1967 and all other applicable Malaysian employment, social security, tax and data protection laws, as amended from time to time.

2.	Position, Duties and Responsibilities, Location, and Commuting.

(a)	Position and Duties. During the Term, the Company shall employ Executive as [●]. Executive shall report directly to, and subject to the specific direction of, the Company’s Board of Directors (the “Board”). Executive shall have general overall authority and responsibility for [description of duties]. Executive shall also have such other duties, powers, and authority as are commensurate with his or her position as [●] and such other duties and responsibilities that are commensurate with his or her positions as specifically delegated to him or her from time to time by the Board.

(b)	Exclusive Services and Efforts. Executive agrees to devote his or her efforts, energies, and skill to the discharge of the duties and responsibilities attributable to his or her position and, except as set forth herein, agrees to devote all of his or her professional time and attention to the business and affairs of the Company. Executive shall be entitled to engage in service on the board of directors of one (1) not-for-profit organization to the extent such service does not interfere with the performance of his or her duties and responsibilities to the Company, as determined by the Company in its sole reasonable discretion.

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(c)	Compliance with Company Policies. Executive shall be subject to the charter, policies, practices, procedures and rules of the Company, including those policies and procedures set forth in the Company’s Code of Conduct and Ethics, all of which shall form an integral part of the terms of this Agreement. Executive’s violation of the terms of such documents shall be considered a breach of the terms of this Agreement.

(d)	Location of Employment. Executive’s principal office, and principal place of employment, shall be at the Company’s offices in Malaysia; provided that Executive may be required under business circumstances to travel outside of such location in connection with performing his or her duties under this Agreement.

3.	Salary and Incentives.

(a)	Base Salary. During the Term, the Company shall pay to Executive a monthly salary of RM[Amount] (“Base Salary”). The Compensation Committee of the Board (the “Committee”) may increase the Base Salary, in its sole discretion, taking into account Company and individual performance objectives; provided that any reduction in Base Salary shall not be made except with Executive’s prior written consent and in compliance with applicable Malaysian law, and the Base Salary shall in no event be less than the applicable statutory minimum wage.

(b)	Annual Cash Bonus. During the Term, Executive may be eligible to receive an annual cash bonus, on terms and conditions as determined by the Committee in its sole discretion, taking into account Company and individual performance objectives.

(c)	Transaction Incentive Bonus. The Executive may be eligible and receive a certain incentive bonus provided on terms and conditions as approved by the Committee, taking into account Company and Company growth objectives.

(d)	Statutory Contributions & Monthly Tax Deduction. The Company shall make necessary statutory contribution to the Employees Provident Fund (EPF), the Social Security Organisation (SOCSO) and the Employee’s Insurance Scheme (EIS) in accordance with the prevailing statutory requirements. The Company shall deduct such sums as may be required from your monthly salary for the contribution of EPF, SOCSO, scheduled monthly income tax deductions (PCB) and other similar contributions and/or payments as required by law.

(e)	Long-Term Incentive Award. During the Term, Executive shall be eligible to participate in the Company’s long-term incentive plan, on terms and conditions as determined by the Committee in its sole discretion taking into account Company and individual performance objectives.

4.	Employee Benefits and Perquisites.

(a)	Benefits. Executive shall be entitled to participate in such health, group insurance, welfare, pension, and other employee benefit plans, programs, and arrangements as are made generally available from time to time to other employees of the Company, subject to Executive’s satisfaction of all applicable eligibility conditions of such plans, programs, and arrangements. Nothing herein shall be construed to limit the Company’s ability to amend or terminate any employee benefit plan or program in its sole discretion.

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(b)	Fringe Benefits, Perquisites, and Annual Leave. During the Term, Executive shall be entitled to participate in all fringe benefits and perquisites made available to other employees of the Company, subject to Executive’s satisfaction of all applicable eligibility conditions to receive such fringe benefits and perquisites. In addition, Executive shall be eligible for up to [14 days] of Annual Leave (“Annual Leave”) per calendar year in accordance with the Company’s vacation and Annual Leave policy, inclusive of vacation days and excluding medical leaves and standard paid Company holidays, in the same manner as Annual Leave days for employees of the Company generally accrue; provided that Executive shall receive no less than the minimum annual leave, paid public holidays, sick leave, hospitalization leave, maternity/paternity benefits and other statutory benefits required under applicable Malaysian law. Further, such Annual Leave shall be less than the statutory minimum based on the tenure under the Employment Act 1955.

(c)	Reimbursement of Expenses. The Company shall reimburse Executive for all reasonable pre-approved business and travel expenses incurred in the performance of his or her job duties, promptly upon presentation of appropriate supporting documentation and otherwise in accordance with and subject to the expense reimbursement policy of the Company.

(d)	Maternity/Paternity Leave. During the Term, the Executive shall be eligible to ninety eight (98) consecutive days of paid Maternity Leave for an eligible female Executive and seven (7) consecutive days of paid Paternity Leave for an eligible male Executive.

5.	Termination.

(a)	General. The Company may terminate Executive’s employment only in accordance with this Agreement and applicable Malaysian law, including any requirement for just cause or excuse, due inquiry, procedural fairness and/or statutory notice or payment in lieu of notice, as applicable. Executive may terminate his or her employment in accordance with this Agreement and applicable Malaysian law; provided, however, that the Company and the Executive are required to provide to the other party at least sixty (60) days’ written notice of intent to terminate employment for any reason unless the Company specifies an earlier date of termination or in lieu thereof, payment in lieu of such notice, and provided further that where a longer notice period or greater benefit is required by applicable Malaysian law, such longer notice period or greater benefit shall apply. For purposes of this Agreement, the following terms have the following meanings:

(i)	“Accrued Benefits” shall mean: (i) accrued but unpaid Base Salary through the Termination Date; (ii) reimbursement for any unreimbursed pre-approved reasonable business expenses incurred through the Termination Date; (iii) accrued but unused Annual Leave days; and (iv) all other payments, benefits, or fringe benefits to which Executive shall be entitled as of the Termination Date under the terms of any applicable compensation arrangement or benefit, equity, or fringe benefit plan or program or grant; all payable within thirty (30) days following the Termination Date.

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(ii)	“Cause” shall mean: (i) a breach by Executive of his or her fiduciary duties to the Company; (ii) Executive’s breach of this Agreement, which, if curable, remains uncured or continues after ten days’ notice by the Company thereof; (iii) the commission of any criminal offence under applicable law or any other criminal act involving embezzlement, misappropriation of money, fraud, theft, or bribery; (iv) illegal or controlled substance abuse or insobriety by Executive; (v) Executive’s material negligence or dereliction in the performance of, or failure to perform Executive’s duties of employment with the Company, which remains uncured or continues after ten days’ notice by the Company thereof; (vi) Executive’s refusal or failure to carry out a lawful directive of the Company or any member of the Board or any of their respective designees, which directive is consistent with the scope and nature of Executive’s responsibilities; or (vii) any conduct, action or behavior by Executive that is, or is reasonably expected to be, materially damaging to the Company, whether to the business interests, finance or reputation; provided that, where required by Malaysian law, the Company shall conduct a due inquiry and provide Executive with a reasonable opportunity to be heard before any dismissal for misconduct. In addition, Executive’s employment shall be deemed to have terminated for Cause if, on the date Executive’s employment terminates, facts and circumstances exist that would have justified a termination for Cause, even if such facts and circumstances are discovered after such termination.

(iii)	“Just Cause” shall mean a material breach by the Company of its obligations under this Agreement, upon which Executive notifies the Board in writing of such material breach within thirty (30) days of such occurrence, and such material breach shall have not been cured within thirty (30) days after the Board’s receipt of written notice thereof from Executive.

(iv)	“Termination Date” shall mean the date on which Executive’s employment hereunder terminates in accordance with this Agreement.

(b)	Termination Without Cause or Termination by Executive for Just Cause. In the event that Executive’s employment hereunder is terminated by the Company without Cause or by Executive for Just Cause, Executive shall be entitled to receive the Accrued Benefits. In addition, commencing on the first payroll date following the date that is sixty (60) days following the Termination Date, the Company shall continue to pay Executive his or her Base Salary, in accordance with customary payroll practices and subject to applicable withholding, statutory contributions and income taxes (the “Severance Payments”), for [six (6) months] (the “Severance Period”); provided, however, that the Severance Payments shall be conditioned upon the execution, non-revocation, and delivery of a general release of claims by Executive, in a form reasonably satisfactory to the Company, within sixty (60) days following the Termination Date. In the event that Executive fails to timely execute and deliver such a release, the Company shall have no obligation to pay Severance Payments under this Agreement.

(c)	All Other Terminations. In the event that Executive’s employment hereunder is terminated by the Company for Cause, by Executive without Just Cause, or due to Executive’s death or disability, Executive shall be entitled to receive the Accrued Benefits.

(d)	Return of Company Property. Upon termination of Executive’s employment for any reason or under any circumstances, Executive shall promptly return any and all of the property of the Company and any affiliates (including, without limitation, all computers, keys, credit cards, identification tags, documents, data, confidential information, work product, and other proprietary materials).

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(e)	Post-Termination Cooperation. Executive agrees and covenants that, following the Term, he or she shall, to the extent requested by the Company, cooperate in good faith with the Company to assist the Company in the pursuit or defense of (except if Executive is adverse with respect to) any claim, administrative charge, or cause of action by or against the Company as to which Executive, by virtue of his or her employment with the Company or any other position that Executive holds that is affiliated with or was held at the request of the Company, has relevant knowledge or information, including by acting as the Company’s representative in any such proceeding and, without the necessity of a subpoena, providing truthful testimony in any jurisdiction or forum. The Company shall reimburse Executive for his or her reasonable out-of-pocket expenses incurred in compliance with this Section.

6.	Other Tax Matters & Statutory Contributions.

(a)	The Company shall be entitled to withhold and make payment/ contribution of all applicable Malaysian income tax, monthly tax deductions (PCB), Employees Provident Fund (EPF), Social Security Organisation (SOCSO), Employment Insurance System (EIS), Human Resources Development Corporation levy where applicable, workmen’s compensation contributions and other statutory contributions as may be required by law with respect to compensation payable to Executive pursuant to this Agreement. No deduction from wages shall be made except as permitted by applicable Malaysian law or with Executive’s written authorization where required.

(b)	Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein shall comply with the requirements regarding the deferred annuity under the Income Tax Act 1967, as amended (the “ITA 1967”).

(c)	All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of ITA 1967. To the extent that any reimbursements are taxable to Executive, such reimbursements shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which the related expense was incurred. Reimbursements shall not be subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year.

7.	Non-Solicitation.

(a)	During the Term and for twelve (12) months following the Termination Date (the “Restricted Period”), Executive shall not misuse or disclose Confidential Information, trade secrets or personal data of the Company, and shall not, by using such Confidential Information or trade secrets, directly solicit any customer, supplier or material business relation with whom Executive had material dealings during the twelve (12) months preceding the Termination Date. This Section is intended to protect the Company’s confidential information, trade secrets and legitimate business interests and shall not be construed as restraining Executive from exercising any lawful profession, trade or business in contravention of Section 28 of the Contracts Act 1950.

(b)	During the Restricted Period, Executive will not, and will cause his or her affiliates not to, directly or indirectly, through or in association with any third party (1) solicit, induce, recruit, or encourage any employees or independent contractors of or consultants to the Company to terminate their relationship with the Company or take away or hire such employees, independent contractors, or consultants or (2) attempt to do any of the foregoing, either for Executive’s own purposes or for any other third party.

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8.	Nondisclosure and Nonuse of Confidential Information.

(a)	Executive acknowledges that: (i) the Confidential Information (as hereinafter defined) is a valuable, special, and unique asset of the Company, the unauthorized disclosure or use of which could cause substantial injury and loss of profits and goodwill to the Company; (ii) Executive is in a position of trust and subject to a duty of loyalty to the Company, and (iii) by reason of his or her employment and service to the Company, Executive will have access to the Confidential Information. Executive, therefore, acknowledges that it is in the Company’s legitimate business interest to restrict Executive’s disclosure or use of Confidential Information for any purpose other than in connection with Executive’s performance of Executive’s duties for the Company, and to limit any potential misappropriation of such Confidential Information by Executive.

(b)	Executive will not disclose or use at any time, either during the Term or thereafter, any Confidential Information (as hereinafter defined) of which Executive is or becomes aware, whether or not such information is developed by him or her, except to the extent that such disclosure or use is directly related to and required by Executive’s performance in good faith of duties assigned to Executive by the Company or has been expressly authorized by the Board; provided, however, that this sentence shall not be deemed to prohibit Executive from complying with any subpoena, order, judgment, or decree of a court or governmental or regulatory agency of competent jurisdiction (an “Order”); provided, further, however, that (i) Executive agrees to provide the Company with prompt written notice of any such Order and to assist the Company, at the Company’s expense, in asserting any legal challenges to or appeals of such Order that the Company in its sole discretion pursues, and (ii) in complying with any such Order, Executive shall limit his or her disclosure only to the Confidential Information that is expressly required to be disclosed by such Order. Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss, and theft. Executive shall deliver to the Company at the Termination Date, or at any time the Company may request, all memoranda, notes, plans, records, reports, electronic information, files and software, and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which Executive may then possess or have under his or her control.

(c)	As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public (including the existence and content of this Agreement) and that is used, developed, or obtained by the Company in connection with its business, including, but not limited to, information, observations, and data obtained by Executive while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software and hardware, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) databases and data, (x) accounting and business methods, (xi) inventions, devices, new developments, methods, and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients (and all information with respect to such persons) and customer or client lists, (xiii) suppliers (and all information with respect to such persons) or supplier lists, (xiv) other copyrightable works, (xv) all production methods, processes, technology, and trade secrets, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

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(d)	Executive shall comply with the Personal Data Protection Act 2010 and all Company policies relating to the collection, processing, use, disclosure, retention and security of personal data. Executive shall process personal data only for lawful employment or business purposes authorized by the Company and shall promptly notify the Company of any actual or suspected unauthorized access, disclosure, loss or misuse of personal data.

9.	Property; Inventions and Patents.

(a)	Property. Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos, products, equipment, and all similar or related information and materials (whether patentable or unpatentable) (collectively, “Inventions”) which relate to the Company’s actual or anticipated business, research and development, or existing or future products or services and which are conceived, developed, or made by Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed (and for the Restricted Period if and to the extent such Inventions result from any work performed for the Company, any use of the Company’s premises or property or any use of the Company’s Confidential Information) by the Company (including those conceived, developed, or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, brands, tradename and service mark applications or registrations, copyrights, and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”), belong in all instances to such member of the Company. Executive will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s ownership of such Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney, and other instruments) and to provide reasonable assistance to the Company (whether during or after the Term) in connection with the prosecution of any applications for patents, trademarks, brands, trade names, service marks, or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Executive recognizes and agrees that the Work Product, to the extent copyrightable, constitutes works created in the course of employment and shall vest in the Company to the fullest extent permitted under the Copyright Act 1987 and other applicable Malaysian intellectual property laws and that to the extent Work Product constitutes such works, the Work Product is the exclusive property of the Company, and all right, title, and interest in the Work Product vests in the Company. To the extent Work Product does not automatically vest in the Company, the Work Product, and all of Executive’s right, title, and interest in Work Product, including without limitation every priority right, is hereby assigned to the Company.

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(b)	Cooperation. Executive shall, during the Term and at any time thereafter, assist and cooperate fully with the Company in obtaining for the Company the grant of a certificate of patent, copyrights, and any other intellectual property rights relating to the Work Product in Malaysia and/or such other countries as the Company may designate. With respect to Work Product, Executive shall, during the Term and at any time thereafter, execute all applications, statements, instruments of transfer, assignment, conveyance or confirmation, or other documents, furnish all such information to the Company and take all such other appropriate lawful actions as the Company requests that are necessary to establish the Company’s ownership of such Work Product. Executive will not assert or make a claim of ownership of any Work Product, and Executive will not file any applications for patents or copyright or trademark registration relating to any Work Product.

(c)	No Designation as Inventor; Waiver of Moral Rights. Executive agrees that the Company shall not be required to designate Executive as the inventor or author of any Work Product. Executive hereby irrevocably and unconditionally waives and releases, to the extent permitted by applicable law, all of Executive’s rights to such designation and any rights concerning future modifications to any Work Product. To the extent permitted by applicable law, Executive hereby waives all claims to moral rights in and to any Work Product.

(d)	Pre-Existing and Third-Party Materials. Executive will not, in the course of employment with the Company, incorporate into or in any way use in creating any Work Product any pre-existing invention, improvement, development, concept, discovery, works, or other proprietary right or information owned by Executive or in which Executive has an interest without the Company’s prior written permission. Executive hereby grants the Company a nonexclusive, royalty-free, fully-paid, perpetual, irrevocable, sublicensable, worldwide license to make, have made, modify, use, sell, copy, and distribute, and to use or exploit in any way and in any medium, whether or not now known or existing, such item as part of or in connection with such Work Product. Executive will not incorporate any invention, improvement, development, concept, discovery, intellectual property, or other proprietary information owned by any party other than Executive into any Work Product without the Company’s prior written permission.

(e)	Attorney-in-Fact. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on Executive’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, trademark, and mask work registrations with the same legal force and effect as if executed by Executive, if the Company is unable because of Executive’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Executive’s signature for the purpose of applying for or pursuing any application for any United States, Malaysia or foreign patents or mask work or copyright or trademark registrations covering the Work Product owned by the Company pursuant to this Section.

10.	Enforcement. Because Executive’s services are special, unique, and extraordinary and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company, or any of its successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

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11.	Assurances by Executive. Executive represents and warrants to the Company that he or she may enter into and fully perform all of his or her obligations under this Agreement and as an employee of the Company without breaching, violating, or conflicting with (i) any judgment, order, writ, decree, or injunction of any court, arbitrator, government agency, or other tribunal that applies to Executive or (ii) any agreement, contract, obligation, or understanding to which Executive is a party or may be bound.

12.	Termination or Repayment of Severance Payments. In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if Executive violates any provision of this Agreement, any obligation of the Company to pay Severance Payments shall be terminated and of no further force or effect, and Executive shall promptly repay to the Company any Severance Payments previously made to Executive, in each case, without limiting or affecting Executive’s obligations under this Agreement the Company’s other rights and remedies available at law or equity.

13.	Notices. Except as otherwise specifically provided herein, any notice, consent, demand, or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given when delivered personally, when transmitted by facsimile transmission, one day after being deposited with Federal Express, registered post or other nationally recognized overnight delivery service, or three days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at its principal office, and, if to Executive, at his or her address set forth following his or her signature below. Either party may change such address from time to time by notice to the other.

14.	Governing Law and Jurisdiction. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Malaysia, without giving effect to any choice of law rules or other conflicting provision or rule that would cause the laws of any jurisdiction to be applied. Subject to any mandatory jurisdiction of the Malaysian labor authorities, Industrial Court or other competent statutory tribunal, the courts of Malaysia shall have jurisdiction over any dispute arising out of or in connection with this Agreement. In the event of any contest or dispute relating to this Agreement or the termination of Executive’s employment hereunder, each of the parties shall bear its own costs and expenses. Nothing in this Agreement shall exclude or restrict any right or remedy available to Executive under the Employment Act 1955, the Industrial Relations Act 1967 or any other applicable Malaysian law.

15.	Amendments; Waivers. This Agreement may not be modified or amended or terminated except by an instrument in writing, signed by Executive and a duly authorized representative of the Company (other than Executive). By an instrument in writing similarly executed (and not by any other means), either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. To be effective, any written waiver must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

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16.	Inconsistencies. In the event of any inconsistency between any provision of this Agreement and any provision of any Company arrangement, the provisions of this Agreement shall control, unless Executive and the Company otherwise agree in writing that expressly refers to the provision of this Agreement that is being waived.

17.	Assignment. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive. The obligations of Executive hereunder shall be binding upon Executive’s heirs, administrators, executors, assigns, and other legal representatives. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Company’s successors and assigns.

18.	Voluntary Execution; Representations. Executive acknowledges that (a) he or she has consulted with or has had the opportunity to consult with independent counsel of his or her own choosing concerning this Agreement and has been advised to do so by the Company, and (b) he or she has read and understands this Agreement, is competent and of sound mind to execute this Agreement, is fully aware of the legal effect of this Agreement, and has entered into it freely based on his or her own judgment and without duress.

19.	Headings. The headings of the Sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

20.	Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

21.	Beneficiaries/References. Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following Executive’s death by giving written notice thereof. In the event of Executive’s death or a judicial determination of his or her incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to his or her beneficiary, estate, or other legal representative.

22.	Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties shall survive any termination of Executive’s employment.

23.	Severability. It is fully the desire and intent of the parties hereto that the provisions of this Agreement be enforced as permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or arbitrator to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited, or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

24.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Signatures delivered by facsimile or PDF shall be effective for all purposes.

25.	Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties, regarding the subject matter of this Agreement.

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Firstborn Top Capital

By:
[Name]

Title:
[Title]

EXECUTIVE:

By:
[Name]

[Signature Page to Employment Agreement]